                                                                  EXHIBIT (q)(2)

            AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS
                    AMERICAN CENTURY GOVERNMENT INCOME TRUST
                    AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                        AMERICAN CENTURY INVESTMENT TRUST
                        AMERICAN CENTURY MUNICIPAL TRUST
                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
                    AMERICAN CENTURY TARGET MATURITIES TRUST
                  AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.
                           (collectively, the "Funds")

     I, Ward D. Stauffer,  Secretary of the  above-referenced  corporations  and trusts,  do  hereby  certify  that  the  following  is a true  copy  of  certain resolutions  adopted by the Board of Directors or Trustees,  as appropriate,  of the above-referenced corporations and trusts on September 7, 2007, and that such resolutions  have not been rescinded or modified and are not  inconsistent  with the  Certificate  of  Incorporation,  Declaration  of  Trust  or  Bylaws  of the
corporations or trusts.

WHEREAS:

o    Pursuant to a duly-executed  Power of Attorney,  certain  director/trustees and  officers  of  American  Century  Investment  Trust,  American  Century
     California Tax-Free and Municipal Funds, American Century Target Maturities
     Trust, American century Municipal Trust, American Century Government Income
     Trust,   American  Century   Quantitative  Funds,  Inc.,  American  Century
     International Bond Funds, and American Century Variable Portfolios II, Inc.
     (collectively, the "Funds") have appointed Charles A. Etherington, David H.
     Reinmiller,  Janet A. Nash, Brian L. Brogan, Otis H. Cowan, Ryan L. Blaine,
     Christine J.  Crossley,  Kathleen Gunja Nelson,  and Daniel K.  Richardson,
     each of them  singly,  their true and lawful  attorneys-in-fact,  with full power of  substitution,  and with full  power to each,  for the  purpose of signing on their behalf registration  statements and other documents of the
     Funds for the purpose of  complying  with all laws  relating to the sale of securities of the Funds and to do all such things in their names and behalf in connection therewith.

o    Such  attorneys-in-fact  may, from time to time, sign documents,  including
     registration    statements   and   amendments   thereto,   on   behalf   of
     directors/trustees and officers who have appointed them.

RESOLVED, that the director/trustees  hereby authorize such attorneys-in-fact to
sign  the  documents  of  the  Funds,  including  registration   statements  and
amendments  thereto,  pursuant  to the Powers of  Attorney  so  executed  by the directors/trustees and officers of the Funds.

     IN WITNESS WHEREOF,  I have hereunto set my hand this 7th day of September,
2007.

                                       /s/ Ward D. Stauffer
                                       ----------------------------------------
                                       Ward D. Stauffer
                                       Secretary